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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Solectron Corporation:


We consent to the incorporation by reference in the registration statements (Nos. 333-69443, 333-46304, 333-46300, 333-40176, 333-34494, 333-92269,
333-75865, 333-85949, 333-89035, 333-75813, 333-24293, 333-02523, 333-17643,
333-56220, 333-56464, 333-60684, 333-64454, 333-69182, 333-73238, 333-74946,
333-84066, 333-96823, 033-58580, 333-46686, 033-57575, 033-75270, 033-33461,
033-58210, 333-83297, 333-02945, 333-15983, 333-49206, 333-84070, 333-102534,
333-102535, 333-107127 and 333-114447) on Forms S-3, S-4, and S-8 of Solectron
Corporation of our report dated October 18, 2004, with respect to the consolidated balance sheets of Solectron Corporation and subsidiaries as of August 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, comprehensive loss, and cash flows for each of the years in the three-year period ended August 31, 2004, and the related financial statement schedule, which report appears in the August 31, 2004 annual report on Form 10-K of Solectron Corporation.

Our report, dated October 18, 2004, contains an explanatory paragraph stating that effective as of September 1, 2001, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."


/s/ KPMG LLP

Mountain View, California
November 3, 2004